EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(e):  COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS

Management Agreement, between LoCorr Investment Trust (the "Trust") and LoCorr Fund Management, LLC, is filed herewith.